                                                                     EXHIBIT 4.2

                            CERTIFICATE OF TRUST OF
                             PP&L CAPITAL TRUST II


          THIS Certificate of Trust of PP&L Capital Trust II (the "Trust"), dated as of May 15, 1997, is being duly executed and filed by Chase Manhattan Bank Delaware, a Delaware banking corporation, as trustee, to create a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

          1.  Name.  The name of the business trust being created hereby is PP&L
              ----
Capital Trust II.

          2.  Delaware Trustee.  The name and business address of the trustee of
              ----------------
the Trust in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market Street, 9th Floor, Wilmington, Delaware 19801.

          3.  Effective Date.  This Certificate of Trust shall be effective upon
              --------------
its filing with the Secretary of State.

          IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                  CHASE MANHATTAN BANK DELAWARE,
                                  as trustee



                                  By:
                                  Name:
                                  Title: